Exhibit 99.1

November 30, 2010

Company Press Release

Source:	Otix Global, Inc.

Contact:	Sam Westover	Michael Halloran
	Chairman and CEO	Vice President and CFO
	(801) 312-1700	(801) 312-1717

OTIX GLOBAL MERGES WITH WILLIAM DEMANT HOLDING A/S

Salt Lake City, Utah, November 30, 2010 -- Otix Global, Inc. (Otix) announced that it has completed its merger with William Demant Holding A/S (WDH). The merger closed today after Otix shareholders overwhelmingly approved the acquisition of the company at a special meeting on November 22, 2010, received U.S. regulatory approval on November 26, 2010, and filed a Certificate of Merger with the State of Delaware on November 30, 2010.  Otix will no longer be traded on the Nasdaq Global Market as of the close of trading on November 30, 2010.  In the merger, WDH acquired all the outstanding common stock of Otix at a price of $11.01 per share.

ABOUT OTIX GLOBAL:

Otix Global designs, develops, manufactures and markets advanced digital hearing aids designed to provide the highest levels of satisfaction for hearing impaired consumers.